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                                                                       EXHIBIT 7

FAGE DAIRY INDUSTRY S.A. AND SUBSIDIARIES

COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES
(AMOUNTS IN 000'S OF EURO AND U.S. DOLLARS)

                                                 1998         1999          2000          2001        2002        2002
                                             ------------  -----------  ------------  ----------  -----------  ---------
Earnings
Income before taxes .......................  EUR   15,795  EUR   3,695  EUR   (9,483) EUR 5,599   EUR  36,848  $  38,635
Interest expense ..........................        10,069       10,462        11,251      11,693       10,483     10,991
Amortization of cap. interest .............           170          173           179         185          195        204
Losses on equity investee .................           194          173           200         303        1,197      1,255
Realized losses on marketable securities ..             0            0         8,869           0            0          0
Minority share of subsidiaries (gain) loss.          (252)           0           (74)        (13)        (111)      (116)
                                             ------------  -----------  ------------  ----------  -----------  ---------
         Total earnings ...................        25,975       14,503        10,941      17,767       48,723     51,086
                                             ------------  -----------  ------------  ----------  -----------  ---------
Fixed charges

Interest expense ..........................        10,069       10,462        11,251      11,693       10,483     10,991
Capitalized interest ......................           220           38            82          82          195        204
                                             ------------  -----------  ------------  ----------  -----------  ---------
         Total fixed charges ..............        10,289       10,500        11,333      11,775       10,678     11,195
                                             ------------  -----------  ------------  ----------  -----------  ---------
Ratio .....................................           2.5          1.4           1.0         1.5          4.6        4.6
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